Exhibit 99.1

November 6, 2003

FOR IMMEDIATE RELEASE

MILASTAR REPORTS NEW CHAIRMAN & CEO

Minneapolis, Minnesota, November 6, 2003 - J. Russell Duncan, Chairman of Milastar Corporation ("Milastar"), listed and traded on the OTC Bulletin Board under the symbol "MILAA," today reported that he is stepping down as Chairman and CEO. Effective immediately, Mimi G. Duncan will take over as Chairperson of the Board and CEO.

Milastar's revenue stream primarily flows from performing metallurgical-related subcontract services to a diversified list of original equipment manufacturers located in the greater Midwest. Outsourcing services performed include commercial heat treating, metallurgical engineering, brazing and surface finishing selectively applied to components consigned by the customer.